UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2022

BBQ HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	001-39053	83-4222776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
(Address of principal executive offices) (Zip Code)
12701 Whitewater Drive, Suite 100, Minnetonka, MN 55343
(952) 294-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BBQ	The Nasdaq Global Market

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on June 14, 2022. At the Annual Meeting, the Company’s shareholders took the following actions:

(i)The shareholders approved setting the number of directors at 5, as described by the Company's Proxy Statement. There were 6,575,442 votes cast for the proposal; 72,717 votes cast against the proposal; 2,122 votes abstained; and there were 1,903,937 broker non-votes.

(ii)The shareholders elected 5 directors to serve as members of the Company's Board of Directors until the next annual meeting of shareholders. The shareholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld
Jeffery Crivello	6,583,539	66,742
Peter O. Haeg	6,523,076	127,205
Charles Davidson	6,572,983	77,298
Bryan L. Wolff	6,442,291	207,990
Rachel Maga	6,536,787	113,494

(iii)The shareholders ratified the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as the Company's independent registered public accounting firm for fiscal year 2022. There was 8,541,576 votes cast for the proposal; 4,705 votes were cast against the proposal; 7,937 votes abstained; and there were no broker non-votes.

(iv)The shareholders approved the Company's executive compensation, as described by the Company's Proxy Statement. There were 6,495,567 votes cast for the proposal; 145,314 votes were cast against the proposal; 9,400 votes abstained; and there were 1,903,937 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBQ HOLDINGS, INC.

Date: June 21, 2022	By:	/s/ Jason Schanno
Name: Jason Schanno
Title: Chief Financial Officer